Exhibit 99.1

World Headquarters 1090 Enterprise Drive Medina, OH 44256 Phone (330) 723-5082 Fax (330) 723-0694 www.corrpro.com

FOR IMMEDIATE RELEASE

CORRPRO ANNOUNCES TERMINATION OF SEC
REPORTING AND DELISTING FROM AMEX

MEDINA, Ohio, June 29, 2005 – Corrpro Companies, Inc. (AMEX:CO/Pink Sheets), announced today that it filed an application to voluntarily delist its common shares from the American Stock Exchange (“AMEX”) with the AMEX and the Securities and Exchange Commission (the “SEC”) and filed a Form 15 with the SEC to deregister its Common Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As indicated in a press release issued by the Company on March 21, 2005, the Company’s Board of Directors began consideration of the decision to deregister and delist the Common Shares as a result of, among other things, the uncertainty over the Company’s continued listing on the AMEX and the ongoing costs of being a reporting company.

Immediately upon the filing of Form 15, the Company will no longer be obligated to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K. The Company, however, intends to voluntarily file a Form 10-K for the fiscal year ended March 31, 2005.

Based on the filing of the application for delisting and the Form 15, the AMEX has indicated that it will suspend trading of our common shares on the AMEX effective immediately. The Company anticipates that the Common Shares will continue to be quoted on the Pink Sheets; however, the Company can give no assurances that the Common Shares will continue to be so quoted. The Pink Sheets system is a centralized quotation service that provides pricing and financial news and information for the over-the-counter securities markets and collects and publishes market maker quotes in real time primarily through its website, www.pinksheets.com.

Joseph P. Lahey, the Company’s President and CEO, commented that “the Company’s Board of Directors unanimously approved the delisting and deregistration of the Common Shares. The costs and administrative burdens associated with being a reporting company have significantly increased, particularly in light of new SEC and Sarbanes-Oxley requirements. In light of the lack of an active trading market for the Company’s stock and the Company’s intent not to access the public capital markets for its foreseeable financing needs, the advantages of being a reporting company are outweighed by the significant external and internal costs associated with the reporting requirements for public companies. We believe that delisting and deregistering will significantly reduce expenses, avoid potentially higher future expenses, enable our management to focus more of its time on operating the Company, and create greater value for our shareholders.” The deregistration and delisting of the Common Shares was unanimously recommended to the Board by a special committee of independent directors. The special committee engaged and consulted an independent financial advisor and its own legal counsel prior to making its recommendation.

Notwithstanding the Company’s decision to delist and deregister the Common Shares, the Company currently intends to continue to hold annual meetings and to provide its shareholders and the interested public with audited financial statements on an annual basis. The Company also intends to comply with all information and notice requirements under Ohio and other applicable law and the Company’s articles of incorporation and code of regulations.

The Company does not believe that delisting from the AMEX and deregistering under the Exchange Act will materially impact its current operations, current relationships with employees, customers or suppliers or its existing financing arrangements.

Corrpro, headquartered in Medina, Ohio, with over 30 offices worldwide, is the leading provider of corrosion control engineering services, systems and equipment to the infrastructure, environmental and energy markets around the world. Corrpro is the leading provider of cathodic protection systems and engineering services, as well as corrosion protection services relating to coatings, pipeline integrity and reinforced concrete structures.

Except for historical information, the matters discussed in this press release are forward-looking statements relating to the business of the Company. The forward-looking statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” “will” or variations of such words and similar expressions are intended to identify such forward-looking statements. The Company believes that the following factors, among others, could affect its future performance and cause its actual results to differ materially from those that are expressed or implied by forward-looking statements, or diminish the liquidity of its Common Shares: actual financial results of the Company; failure to have at least one market maker continue to make a market in the Company’s Common Shares on the Pink Sheets following delisting; denial of the application to voluntarily delist from AMEX; denial of the Form 15 to deregister under the Exchange Act; becoming subject to the Exchange Act in the future; the actual amount of cost savings and other benefits from being a non-reporting company; fluctuations in foreign currency exchange rates; the impact of mark-to-market accounting treatment of outstanding warrants; compliance with an SEC injunction related to accounting irregularities; the Company’s mix of products and services; the timing of projects; the availability and value of larger projects; qualification requirements and termination provisions relating to government projects; the impact of inclement weather on the Company’s operations; the impact of energy prices on the Company’s and its customers’ businesses; adverse developments in pending litigation or regulatory matters; the impact of existing, new or changed regulatory initiatives; the impact of one entity holding a majority of the voting power of the Company; and the impact of changing global political and economic conditions. Further information concerning factors that may affect the Company’s business and performance are set forth in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.